Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL
to Tender Shares of Common Stock
of
Telular Corporation
Pursuant to the Offer to Purchase, dated May 18, 2009

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON JUNE 16, 2009,
UNLESS TELULAR EXTENDS THE TENDER OFFER.

The depositary for the tender offer is:

COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail:	By Overnight Delivery:
Computershare Trust Co., Inc. c/o Corporate Actions — Telular Corporation P.O. Box 859208 Braintree, MA 02185-9208	Computershare Trust Co., Inc. c/o Corporate Actions — Telular Corporation 161 Bay State Drive Braintree, MA 02184

DESCRIPTION OF SHARES TENDERED
(See Instructions 3 and 4)
Name(s) and Address(es) of
Registered Holder(s)
(Please fill in, if blank, exactly as	Certificate(s) Tendered
name(s) appear(s) on certificate(s))	(Attach and sign additional list if necessary)
Number of Shares
		Represented by	Number of Shares
	Certificate Number(s)*	Certificate(s)	Tendered**

Total Shares Tendered*

*** Indicate in this box the order (by certificate number) in which shares are to be purchased in event of proration (attach additional signed list if necessary) (See Instruction 7):
1st: 2nd: 3rd: 4th: 5th: 6th:

* Need not complete if shares are delivered by book-entry transfer.
**  If you desire to tender fewer than all shares evidenced by any certificate(s) listed above, please indicate in this column the number of shares you wish to tender. Otherwise, all shares evidenced by such certificate(s) will be deemed to have been tendered. See Instruction 4.

*** If you do not designate an order and Telular purchases less than all shares tendered due to proration, the depositary will select the shares that Telular will purchase. See Instruction 7.

You should read this letter of transmittal and the accompanying instructions before you complete it. Delivery of this letter of transmittal to an address other than one of those set forth above will not constitute a valid delivery. YOU MUST DELIVER THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY. Deliveries to Telular Corporation (“Telular”), Okopi Partners LLC (the information agent for the tender offer) or the book-entry transfer facility will not be forwarded to the depositary and therefore will not constitute valid delivery to the depositary.

WHEN THIS LETTER OF TRANSMITTAL SHOULD BE USED

You should complete this letter of transmittal only if:

•	You are including with this letter of transmittal certificates representing shares that you are tendering (or the certificates will be delivered pursuant to a notice of guaranteed delivery you have previously sent to the depositary); or

•	You are concurrently tendering shares by book-entry transfer to the account maintained by the depositary at The Depository Trust Company (the “book-entry transfer facility”) pursuant to Section 3 of the offer to purchase and you are not using an Agent’s Message (as defined in Instruction 2). (Delivery of the documents to the book-entry transfer facility will not constitute delivery to the depositary.)

If you want to tender your shares into the tender offer but (1) your certificates are not immediately available, (2) you cannot deliver all documents required by this letter of transmittal to the depositary before the tender offer expires, or (3) you cannot comply with the procedure for book-entry transfer on a timely basis, you can still tender your shares if you comply with the guaranteed delivery procedure set forth in Section 3 of the offer to purchase. See Instruction 2.

BEFORE COMPLETING THIS LETTER OF TRANSMITTAL, YOU SHOULD READ THIS LETTER OF TRANSMITTAL AND THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

☐	Check here if you are delivering tendered shares pursuant to a notice of guaranteed delivery that you previously sent to the depositary. Enclose a photocopy of your notice of guaranteed delivery and complete the following:

Name(s) of Tendering Stockholder(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

☐	Check here if any certificates evidencing the shares you are tendering with this letter of transmittal have been lost, stolen, destroyed or mutilated. If you check this box, you must complete an affidavit of loss and return it with your letter of transmittal. You should call Computershare Trust Company, N.A., the transfer agent, at (312) 360-5338 to get information about the requirements for replacement. You may be required to post a bond to secure against the risk that certificates may be subsequently recirculated. Please call Computershare Trust Company, N.A. immediately to obtain an affidavit of loss, to receive further instructions on how to proceed, and to determine whether you will need to post a bond, so that the timely processing of this letter of transmittal will not be impeded. See Instruction 16.

☐	Check here if you are a financial institution that is a participant in the book-entry transfer facility’s system and you are delivering the tendered shares by book-entry transfer to an account maintained by the depositary at the book-entry transfer facility, and complete the following:

Name(s) of Tendering Institution(s):

Account Number:

Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

CHECK EXACTLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX,
OR IF YOU DO NOT CHECK ANY BOX,
YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES.

THE PRICE AT WHICH YOU ARE TENDERING SHARES
(See Instruction 5)

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER: (See Instruction 5)

☐ The undersigned wants to maximize the chance of having Telular purchase all shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Telular pursuant to the tender offer (the “Purchase Price”). This action could result in receiving a price per share as low as $2.00 per share.

– OR –

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER: (See Instruction 5)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which the stockholder tenders shares. You cannot tender the same shares at more than one price, unless you have previously validly withdrawn those shares tendered at a different price in accordance with Section 4 of the offer to purchase.

Price (in Dollars) Per Share at Which Shares Are Being Tendered

☐ $2.05		☐ $2.10		☐ $2.15

	☐ $2.20		☐ $2.25

You WILL NOT have validly tendered your shares unless you check ONE AND ONLY ONE BOX IN THIS FRAME

ODD LOTS
(See Instruction 6)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

On the date hereof, the undersigned either (check ONE box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares, or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.
In addition, the undersigned is tendering shares (check ONE box):

☐	at the Purchase Price, which will be determined by Telular in accordance with the terms of the tender offer (persons checking this box should check the box under the heading “Shares Tendered at Price Determined Pursuant to the Tender Offer” above), or

☐	at the price per share indicated under the heading “Shares Tendered at Price Determined by Stockholder.”

CONDITIONAL TENDER
(See Instruction 11)

A tendering stockholder may condition his, her or its tender of shares upon Telular purchasing a specified minimum number of the shares tendered, as described in Section 6 of the offer to purchase. Unless Telular purchases at least the minimum number of shares you indicate below pursuant to the terms of the tender offer, Telular will not purchase any of the shares tendered below. It is the tendering stockholder’s responsibility to calculate that minimum number and each stockholder should consult his, her or its own tax advisor in doing so. Unless you check the box immediately below and specify, in the space provided, a minimum number of shares that Telular must purchase from you if Telular purchases any shares from you, Telular will deem your tender offer unconditional.

☐	The minimum number of shares that Telular must purchase from me if Telular purchases any shares from me, is: shares.

If, because of proration, Telular will not purchase the minimum number of shares from you that you designate, Telular may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his, her or its shares. To certify that you are tendering all of your shares, check the box below.

☐	The tendered shares represent all shares held by the undersigned.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1 and 10)

Complete this box ONLY if the check for the aggregate Purchase Price of shares purchased (less the amount of any applicable U.S. withholding taxes) and any certificate for shares not tendered or not purchased are to be issued in the name of someone other than the undersigned.

Name:
(Please Print)

Address:

(Include Zip Code)

(Taxpayer Identification or Social Security Number)
(See Substitute Form W-9 and Substitute Form W-8BEN Included Herewith)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1 and 10)

Complete this box ONLY if the check for the aggregate Purchase Price of shares purchased (less the amount of any federal income or backup withholding tax required to be withheld) and any certificate for shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).

Name:
(Please Print)

Address:

(Include Zip Code)

(Taxpayer Identification or Social Security Number)
(See Substitute Form W-9 and Substitute Form W-8BEN Included Herewith)

Ladies and Gentlemen:

The undersigned hereby tenders to Telular Corporation, a Delaware corporation (“Telular”), the above-described shares of Telular’s common stock, par value $0.01 per share. Unless otherwise indicated, all references to shares are to shares of Telular’s common stock, par value $0.01 per share.

The tender of the shares is being made at the price per share indicated in this letter of transmittal, net to the seller in cash, less applicable withholding taxes and without interest, on the terms and subject to the conditions set forth in this letter of transmittal and in Telular’s offer to purchase, dated May 18, 2009, receipt of which is hereby acknowledged.

Subject to and effective upon acceptance for payment of, and payment for, shares tendered with this letter of transmittal in accordance with the terms of the tender offer, the undersigned hereby (1) sells, assigns and transfers to or upon the order of Telular all right, title and interest in and to all of the shares tendered hereby which are so accepted and paid for; (2) orders the registration of any shares tendered by book-entry transfer that are purchased under the tender offer to or upon the order of Telular; and (3) appoints the depositary as attorney-in-fact of the undersigned with respect to such shares, with the full knowledge that the depositary also acts as the agent of Telular, with full power of substitution (such power of attorney being an irrevocable power coupled with an interest), to perform the following functions:

(a) deliver certificates representing the shares or transfer ownership of such shares on the account books maintained by the book-entry transfer facility, together in either such case with all accompanying evidence of transfer and authenticity, to or upon the order of Telular, upon receipt by the depositary, as the undersigned’s agent, of the Purchase Price with respect to such shares;

(b) present certificates representing such shares for cancellation and transfer on Telular’s books; and

(c) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, subject to the next paragraph, all in accordance with the terms of the tender offer.

The undersigned understands that Telular will, upon the terms and subject to the conditions of the tender offer, determine a single per share price, not greater than $2.25 nor less than $2.00 per share (the “Purchase Price”), which it will pay for shares validly tendered and not validly withdrawn pursuant to the tender offer, after taking into account the number of shares so tendered and the prices specified by tendering stockholders. The undersigned understands that Telular will select the lowest purchase price that will allow it to purchase 2,000,000 shares or, if a lesser number of shares is validly tendered and not validly withdrawn, all such shares that are validly tendered and not validly withdrawn. The undersigned further understands that Telular reserves the right to purchase more than 2,000,000 shares pursuant to the tender offer, subject to certain limitations and legal requirements as set forth in the tender offer. Telular will purchase all shares validly tendered and not validly withdrawn at or below the Purchase Price, subject to the conditions of the tender offer and the “odd lot” priority, proration and conditional tender provisions described in the offer to purchase. The undersigned understands that all stockholders whose shares are purchased by Telular will receive the same purchase price for each share purchased in the tender offer.

The undersigned hereby covenants, represents and warrants to Telular that:

(a) the undersigned has a “net long position” in the shares, within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at least equal to the number of shares being tendered and is tendering the shares in compliance with Rule 14e-4 under the Exchange Act;

(b) has full power of authority to tender, sell, assign and transfer the shares tendered hereby;

(c) when and to the extent Telular accepts the shares for purchase, Telular will acquire good and marketable title to them, free and clear of all security interests, liens, restrictions, claims, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and the shares will not be subject to any adverse claims or rights;

(d) the undersigned will, upon request, execute and deliver any additional documents deemed by the depositary or Telular to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby and accepted for purchase; and

(e) the undersigned has read and agrees to all of the terms of the tender offer.

The undersigned understands that tendering of shares under any one of the procedures described in Section 3 of the offer to purchase and in the Instructions to this letter of transmittal will constitute an agreement between the undersigned and Telular upon the terms and subject to the conditions of the tender offer. The undersigned acknowledges that under no circumstances will Telular pay interest on the Purchase Price.

The undersigned recognizes that under certain circumstances set forth in the offer to purchase, Telular may terminate or amend the tender offer, or may postpone the acceptance for payment of, or the payment for, shares tendered, or may accept for payment fewer than all the shares tendered hereby. The undersigned understands that certificate(s) for any shares not tendered or not purchased will be returned to the undersigned at the address indicated above.

The names and addresses of the registered holders should be printed, if they are not already printed above, exactly as they appear on the certificates representing shares tendered hereby. The certificate numbers, the number of shares represented by such certificates, and the number of shares that the undersigned wishes to tender, should be set forth in the appropriate boxes above.

Unless otherwise indicated under “Special Payment Instructions,” please issue the check for the aggregate Purchase Price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld), and return any shares not tendered or not purchased, in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the aggregate Purchase Price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld), and any certificates for shares not tendered or not purchased (and accompanying documents as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both the “Special Payment Instructions” and the “Special Delivery Instructions” are completed, please issue the check for the aggregate Purchase Price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld) and return any shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated.

The undersigned recognizes that Telular has no obligation, under the Special Payment Instructions, to transfer any certificate for shares from the name of its registered holder, or to order the registration or transfer of shares tendered by book-entry transfer.

All authority conferred or agreed to be conferred in this letter of transmittal shall survive the death or incapacity of the undersigned and any obligations or duties of the undersigned under this letter of transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the offer to purchase, this tender offer is irrevocable.

STOCKHOLDER(S) SIGN HERE
(See Instructions 1 and 8)
(Please Complete Substitute Form W-9, Substitute Form W-8BEN or other IRS Form W-8)

Must be signed by registered holder(s) exactly as name(s) appear(s) on share certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by share certificates and documents transmitted herewith. If a signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please provide full title and see Instruction 8.

Signature(s) of Stockholder(s)

Dated:

Name(s):
(Please Print)

Capacity (full title):

Address:
(Please Include Zip Code)

(Area Code) Telephone Number:

Taxpayer Identification or Social Security No.:

GUARANTEE OF SIGNATURE(S)
(If Required, See Instruction 1 and 8)

Authorized Signature:

Name(s):

Name of Firm:

Address:

Address Line 2:

(Area Code) Telephone No.:

Dated:

INSTRUCTIONS TO LETTER OF TRANSMITTAL
Forming Part of The Terms of The Tender Offer

1. Guarantee of Signatures.  Except as otherwise provided in this Instruction, all signatures on this letter of transmittal must be guaranteed by a financial institution that is a participant in the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act (an “Eligible Institution”). Signatures on this letter of transmittal need not be guaranteed if either (a) this letter of transmittal is signed by the registered holder(s) of the shares (which term, for purposes of this letter of transmittal, shall include any participant in the book-entry transfer facility whose name appears on a security position listing as the owner of shares) tendered herewith and such holder(s) have not completed either the box entitled “Special Payment Instructions” or “Special Delivery Instructions” in this letter of transmittal, or (b) such shares are tendered for the account of an Eligible Institution. See Instruction 8. You may also need to have any certificates you deliver endorsed or accompanied by a stock power, and the signatures on these documents may also need to be guaranteed. See Instruction 8.

2. Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures.   You should use this letter of transmittal only if you are (a) forwarding certificates with this letter of transmittal, (b) causing the shares to be delivered by book-entry transfer pursuant to the procedures set forth in Section 3 of the offer to purchase, or (c) delivering certificates or causing shares to be delivered by book-entry transfer procedures under a notice of guaranteed delivery previously sent to the depositary. For your shares to be properly tendered, EITHER (1) OR (2) below must happen:

(1) The depositary must receive all of the following at one of its addresses set forth above in this letter of transmittal before or on the date the tender offer expires:

•	either (a) the certificate(s) for the shares or (b) a confirmation of receipt of the shares pursuant to the procedure for book-entry transfer described in Section 3 of the offer to purchase,

•	either (a) a properly completed and executed letter of transmittal or a manually executed facsimile of it, including any required signature guarantees, or (b) an “Agent’s Message” (as defined in this Instruction 2) in the case of a book-entry transfer, and

•	any other documents required by this letter of transmittal.

(2) You must comply with the guaranteed delivery procedure set forth below.

The term “Agent’s Message” means a message transmitted by the book-entry transfer facility to, and received by, the depositary, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the shares, that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that Telular may enforce this agreement against the participant.

Guaranteed Delivery.  If you cannot deliver your shares and all other required documents to the depositary by the expiration of the tender offer, or the procedure for book-entry transfer cannot be completed on a timely basis, you may tender your shares, pursuant to the guaranteed delivery procedure described in Section 3 of the offer to purchase, by or through any Eligible Institution. To comply with the guaranteed delivery procedure, you must (1) properly complete and duly execute a notice of guaranteed delivery substantially in the form provided to you by Telular, specifying the price at which you are tendering your shares, including (where required) a Signature Guarantee by an Eligible Institution in the form set forth in the notice of guaranteed delivery, (2) arrange for the depositary to receive the notice of guaranteed delivery by the expiration of the tender offer, and (3) ensure that the depositary receives the certificates for all physically tendered shares or book-entry confirmation of electronic delivery of shares, as the case may be, together with a properly completed and duly executed letter of transmittal with any required signature guarantees or an Agent’s Message, and all other documents required by this letter of transmittal, within three NASDAQ trading days after receipt by the depositary of such notice of guaranteed delivery, all as provided in Section 3 of the offer to purchase.

The notice of guaranteed delivery may be delivered by facsimile transmission or mail to the depositary and must include, if necessary, a guarantee by an eligible guarantor institution in the form set forth in such notice. For shares to be tendered validly under the guaranteed delivery procedure, the depositary must receive the notice of guaranteed delivery before the expiration date.

The method of delivery of all documents, including the letter of transmittal and certificates for shares, is at the option and risk of the tendering stockholder. If you choose to deliver the documents by mail, we recommend that you use registered mail with return receipt requested, properly insured. In all cases, please allow sufficient time to assure delivery.

Except as specifically permitted by Section 6 of the offer to purchase, Telular will not accept any alternative, conditional or contingent tenders, nor will it purchase any fractional shares. By executing this letter of transmittal, you waive any right to receive any notice of the acceptance for payment of your tendered shares.

3. Inadequate Space.  If the space provided in the box captioned “Description of Shares Tendered” is inadequate, then you should list the certificate numbers, the number of shares represented by the certificate(s) and the number of shares tendered with respect to each certificate on a separate signed schedule attached to this letter of transmittal.

4. Partial Tenders and Unpurchased Shares. (Not applicable to stockholders who tender by book-entry transfer.)  If you wish to tender fewer than all of the shares evidenced by any certificate(s) that you deliver to the depositary, fill in the number of shares that you wish to tender in the column entitled “Number of Shares Tendered.” In this case, if Telular purchases some but not all of the shares that you tender, Telular will issue to you a new certificate for the unpurchased shares. The new certificate will be sent to the registered holder(s) promptly after the expiration of the tender offer. Unless you indicate otherwise, all shares represented by the certificate(s) listed and delivered to the depositary will be deemed to have been tendered. In the case of shares tendered by book-entry transfer at the book-entry transfer facility, any tendered but unpurchased shares will be credited to the appropriate account maintained by the tendering stockholder at the book-entry transfer facility. In each case, shares will be returned or credited without expense to the stockholder.

5. Indication of Price at Which Shares are Being Tendered.  In order to validly tender your shares, you must complete the pricing section of this letter of transmittal by checking either:

(a) the box under “SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER” in order to maximize the chance of having Telular purchase all of the shares that you tender (subject to the possibility of proration); OR

(b) one of the boxes indicating the price per share at which you are tendering shares in the section entitled “SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER.”

YOU MUST CHECK ONE, AND ONLY ONE, BOX. If you check more than one box or no boxes, then you will be deemed not to have validly tendered your shares. If you wish to tender portions of your different share holdings at different prices, you must complete a separate letter of transmittal for each price at which you wish to tender each such portion of your share holdings. You cannot tender the same shares at more than one price (unless, prior to tendering previously tendered shares at a new price, you validly withdrew those shares in accordance with Section 4 of the offer to purchase).

By checking the box under “Shares Tendered at Price Determined Pursuant to the Tender Offer,” you agree to accept the Purchase Price resulting from the tender offer process, which may be as low as $2.00 and as high as $2.25 per share. By checking a box under “Shares Tendered at Price Determined by Stockholder,” you acknowledge that doing so could result in none of the shares you tender being purchased if the Purchase Price for the shares turns out to be less than the price you selected.

6. Odd Lots.  As described in Section 1 of the offer to purchase, if Telular purchases fewer than all shares properly tendered before the expiration of the tender offer and not properly withdrawn, Telular will first purchase all shares tendered by any stockholder who (a) owns, beneficially or of record, an aggregate of fewer than 100 shares, and (b) tenders all of his, her or its shares at or below the Purchase Price. You will only receive this preferential treatment if you own fewer than 100 shares and tender ALL of the shares you own at or below the Purchase Price. Even if you otherwise qualify for “odd lot” preferential treatment, you will not receive such preference unless you complete the section entitled “Odd Lots” in this letter of transmittal.

7. Order of Purchase in the Event of Proration.  As described in Section 1 of the offer to purchase, stockholders may specify the order in which their shares are to be purchased in the event that, as a result of proration or otherwise, Telular purchases some but not all of the tendered shares pursuant to the terms of the tender offer. The order of purchase may have an effect on the federal income tax treatment of any gain or loss on the shares that Telular purchases. See Sections 1, 6 and 14 of the offer to purchase.

8. Signatures on Letter of Transmittal, Stock Powers and Endorsements.

(a) Exact Signatures.  If this letter of transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

(b) Joint Holders.  If the shares tendered hereby are registered in the names of two or more persons, ALL such persons must sign this letter of transmittal.

(c) Different Names on Certificates.  If any tendered shares are registered in different names on several certificates, you must complete, sign and submit as many separate letters of transmittal as there are different registrations of certificates.

(d) Endorsements.  If this letter of transmittal is signed by the registered holder(s) of the shares tendered hereby, no endorsements of certificate(s) representing such shares or separate stock powers are required unless payment of the Purchase Price is to be made, or the certificates for shares not tendered or tendered but not purchased are to be issued, to a person other than the registered holder(s). Signature(s) on any such certificate(s) or stock powers must be guaranteed by an Eligible Institution.

If this letter of transmittal is signed by a person other than the registered holder(s) of the shares tendered hereby, or if payment is to be made to a person other than the registered holder(s), the certificate(s) for the shares must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s) for such shares, and the signature(s) on such certificates or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

If this letter of transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit to the depositary evidence satisfactory to Telular that such person has authority so to act.

9. Stock Transfer Taxes.  Except as provided in this Instruction 9, no stock transfer tax stamps or funds to cover such stamps need to accompany this letter of transmittal. Telular will pay or cause to be paid any stock transfer taxes payable on the transfer to it of shares purchased under the tender offer. If, however:

(a) payment of the Purchase Price is to be made to any person other than the registered holder(s);

(b) certificate(s) for shares not tendered or tendered but not purchased are to be returned in the name of and to any person other than the registered holder(s) of such shares; OR

(c) tendered certificates are registered in the name of any person(s) other than the person(s) signing this letter of transmittal, then the depositary will deduct from the Purchase Price the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person(s) or otherwise) payable on account of the transfer of cash or stock thereby made to such person, unless satisfactory evidence of the payment of such taxes or an exemption from them is submitted with this letter of transmittal.

10. Special Payment and Delivery Instructions.  If any of the following conditions holds:

(a) check(s) for the Purchase Price of any shares purchased pursuant to the tender offer are to be issued to a person other than the person(s) signing this letter of transmittal;

(b) check(s) for the Purchase Price are to be sent to any person other than the person signing this letter of transmittal, or to the person signing this letter of transmittal, but at a different address; or

(c) certificates for any shares not tendered, or tendered but not purchased, are to be returned to and in the name of a person other than the person(s) signing this letter of transmittal, then, in each such case, you must complete the boxes captioned “Special Payment Instructions” and/or “Special Delivery Instructions” as applicable in this letter of transmittal and make sure that the signatures herein are guaranteed as described in Instructions 1 and 8.

11. Conditional Tenders.  As described in Sections 1 and 6 of the offer to purchase, stockholders may condition their tenders on Telular purchasing all of their shares, or specify a minimum number of shares that Telular must purchase for the tender of any of their shares to be effective. If you wish to make a conditional tender, you must indicate this choice in the box entitled “Conditional Tender” in this letter of transmittal or, if applicable, the notice of guaranteed delivery; and you must calculate and appropriately indicate, in the space provided, the minimum number of shares that Telular must purchase if Telular purchases any shares.

As discussed in Sections 1 and 6 of the offer to purchase, proration may affect whether Telular accepts conditional tenders. Proration may result in all of the shares tendered pursuant to a conditional tender being deemed to have been withdrawn, if Telular could not purchase the minimum number of shares required to be purchased by the tendering stockholder due to proration. If, because of proration, Telular will not purchase the minimum number of shares that you designate, Telular may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all of your shares and must have checked the box so indicating. Upon selection by random lot, if any, Telular will limit its purchase in each case to the designated minimum number of shares.

If you are an “odd lot” holder and you tender all of your shares, you cannot conditionally tender, since your shares will not be subject to proration.

All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is checked and appropriately completed. When deciding whether to tender shares conditionally, each stockholder should consult his, her or its own tax advisor.

12. Taxpayer Identification Number and Certain U.S. Withholding Taxes.  Under U.S. federal income tax laws, the depositary will be required to withhold 28% of the amount of any payments made to certain stockholders or other payees pursuant to the tender offer. In order to avoid such backup withholding, each tendering stockholder that is a U.S. person must provide the depositary with such stockholder’s correct taxpayer identification number (“TIN”) and certify that the stockholder is not subject to backup withholding by completing the Substitute Form W-9 set forth below. In certain circumstances, a person acting on behalf of a stockholder that is a U.S. person may be required to file an IRS Form W-8IMY or other applicable IRS Form and all required attachments to establish that a payment to the stockholder is not subject to backup withholding.

A stockholder is a U.S. person if the stockholder is, for U.S. federal income tax purposes, a citizen or a resident of the United States (including a U.S. resident alien), a partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If the depositary is not provided with correct information on the Substitute Form W-9, the stockholder may be subject to penalties imposed by the Internal Revenue Service and payments that are made to such stockholder pursuant to the tender offer may be subject to backup withholding.

In order to satisfy the depositary that a Non-U.S. Holder (as defined in Section 14 of the offer to purchase) is not subject to backup withholding, such stockholder must submit an appropriate IRS Form W-8, signed under penalties of perjury, establishing that such Non-U.S. Holder is not a U.S. person. A Substitute Form W-8BEN is set forth below for your convenience, but please read the further information below in this section with regard to the 30% U.S. withholding tax that can apply to Non-U.S. Holders.

For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Failure to complete the Substitute Form W-9 will not, by itself, cause shares to be deemed invalidly tendered, but may require the depositary to withhold 28% of the amount of any payments made pursuant to the tender offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, the taxpayer may obtain a refund, provided that the required information is furnished to the Internal Revenue Service.

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

In addition, as described in Section 3 of the offer to purchase, unless a reduced rate of withholding tax is applicable pursuant to an income tax treaty, or an exemption from withholding is applicable because gross proceeds paid pursuant to the tender offer are effectively connected with the conduct of a trade or business within the United States (and, if an income tax treaty applies, the gross proceeds are attributable to a United States permanent establishment maintained by such Non-U.S. Holder), Telular will be required to withhold the U.S. federal withholding tax at a rate of 30% from any gross proceeds paid to a Non-U.S. Holder or his, her or its agent. A Non-U.S. Holder may be eligible to file for a refund of such tax or a portion of such tax if such stockholder meets the “complete termination,” “substantially disproportionate” or “not essentially equivalent to a dividend” tests described in Section 14 of the offer to purchase or if such stockholder is entitled to a reduced rate of withholding pursuant to a tax treaty and Telular withheld at a higher rate.

In order to obtain a reduced rate of withholding under an income tax treaty or an exemption, a Non-U.S. Holder must deliver to the depositary, before the payment, a properly completed and executed IRS Form W-8BEN (with respect to income tax treaty benefits) or W-8ECI (with respect to amounts effectively connected with the conduct of a trade or business within the United States) claiming such a reduction or exemption. As noted above, a Substitute Form W-8BEN is included with this letter for your convenience; a stockholder can obtain other applicable IRS Forms W-8, if necessary, from the depositary. For further information regarding the Form W-8, consult the enclosed Substitute Form W-8BEN and the Instructions for Form W-8BEN. Non-U.S. Holders should consult their own tax advisors regarding the application of the U.S. federal withholding tax, including their potential eligibility for a withholding tax reduction or exemption, and the refund procedure.

CIRCULAR 230 NOTICE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY U.S. TREASURY REGULATIONS, YOU ARE HEREBY INFORMED THAT: (1) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED IN THIS LETTER OF TRANSMITTAL IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER; (2) ANY SUCH ADVICE IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS DESCRIBED IN THIS LETTER OF TRANSMITTAL; AND (3) EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

13. Irregularities.  Telular will determine in its sole discretion all questions as to the Purchase Price, the number of shares to accept, and the validity, eligibility (including time of receipt), and acceptance for payment of any tender of shares. Any such determinations will be final and binding on all parties. Telular reserves the absolute right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of Telular, be unlawful. Telular also reserves the absolute right to waive any of the conditions of the tender offer and any defect or irregularity in the tender of any particular shares, and Telular’s interpretation of the terms of the tender offer, including these instructions, will be final and binding on all parties. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Telular shall determine. None of Telular, the depositary, the information agent, or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

14. Questions; Requests for Assistance and Additional Copies.  Please direct any questions or requests for assistance or for additional copies of the offer to purchase, the letter of transmittal or the notice of guaranteed delivery to the information agent at the telephone number and address set forth below. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the tender offer.

15. Stock Option Plans.  If you hold vested options in Telular’s stock option plans, then you may exercise such vested options by paying the cash exercise price and receiving shares which you may then tender in accordance with the terms of the tender offer. You must exercise any stock option(s) at least five (5) business days before the expiration date (which, unless the tender offer is extended, will require you to exercise such option(s) no later than 5:00 p.m., New York City time, on June 9, 2009) in order to obtain shares to tender before the expiration date.

16. Lost, Stolen, Destroyed or Mutilated Certificates.  If any certificate representing any shares has been lost, stolen, destroyed or mutilated, you should notify Computershare Trust Company, N.A. (“Computershare”), the transfer agent for the shares, by calling (312) 360-5338 and ask for instructions on obtaining replacement certificate(s) at the address specified on the cover of this letter of transmittal. Computershare will require you to complete an affidavit of loss and return it to Computershare. You will then be instructed by Computershare as to the steps you must take in order to replace the certificate. You may be required to post a bond to secure against the risk that the original certificate may be subsequently recirculated.

We cannot process this letter of transmittal and related documents until you have followed the procedures for replacing lost, stolen, destroyed or mutilated certificates. We urge you to contact the transfer agent, Computershare, immediately, in order to receive further instructions, for a determination as to whether you will need to post a bond, and to permit timely processing of this documentation.

Important: The depositary must receive this letter of transmittal (together with certificate(s) for shares or confirmation of book-entry transfer and all other required documents) or, if applicable, the notice of guaranteed delivery, before the expiration of the tender offer.

Name:

Business Name:

Address:

Please check appropriate category: ☐ Individual/Sole Proprietor ☐ Corporation ☐ Partnership ☐ LLC ☐ Other: Enter the Tax Classification (D=disregarded entity; C=corporation; P=partnership):

SUBSTITUTE Form W-9	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW. For further instructions, see “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.”	Social Security Number OR Employer Identification Number

Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification
Part 2 — Certification — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out item (2) of the above certification if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting of interest or dividends on your tax return and you have not received another notification from the IRS that you are no longer subject to backup withholding. The IRS does not require your consent to any provision of this Substitute Form W-9 other than the certifications required to avoid backup withholding.

Signature    Date:
Part 3 —

Awaiting TIN     ☐

(If you check the box in Part 3, also complete the “Certificate of Awaiting Taxpayer Identification Number” below.)

Part 4 — For payees exempt from backup withholding, see the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.”

Exempt Payee ☐

NOTE:  FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFER. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN PENALTIES IMPOSED BY THE IRS. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX
IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld.

Signature:    Date:

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help you determine the number to give the payer.

Give the SOCIAL
SECURITY number
For this type of account:		of —
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or disregarded entity owned by an individual	The owner(3)(5)

Give the EMPLOYER IDENTIFICATION number
For this type of account:		of —
6.	Disregarded entity not owned by an individual	The owner(5)
7.	A valid trust, estate, or pension trust	The legal entity(4)
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person’s number must be furnished.
(2)	The minor’s name and furnish the minor’s Social Security number.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your Social Security number or Employer Identification number (if you have one). Do not enter the disregarded entity’s Employer Identification Number.
(4)	First and circle the name of the legal trust, estate, or pension trust. Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.
(5)	Caution: A disregarded domestic entity that has a non-U.S. owner must use the appropriate Form W-8. A disregarded foreign entity that has a U.S. owner must use the Substitute Form W-9.

NOTE:	If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9 (continued)

Obtaining a Taxpayer Identification Number

If you do not have a Taxpayer Identification Number, you should apply for one immediately. To apply for a Social Security number, obtain Form SS-5, Application for a Social Security Card, from your local Social Security Administration Office or on-line at www.ssa.gov. You may also obtain this form by calling 1-800-772-1213. Use Form W-7, Application for an IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS Web Site at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can obtain Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS Web Site at www.irs.gov.

Payees Exempt from Backup Withholding

If you are an exempt payee, enter your name and check the appropriate box for your status, then check the “Exempt payee” box in Part 4, sign and date the form.

Payees specifically exempted from backup withholding on ALL payments include the following:

•	An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or an individual retirement account, or a custodial account under Section 403(b)(7) of the Code, if the account satisfies the requirements of Section 401(f)(2) of the Code.

•	The United States or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization or any agency or instrumentality thereof.

Other payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A trust exempt from tax under Section 664 of the Code or described in Section 4947 of the Code.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A middleman known in the investment community as a nominee or custodian.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a) of the Code.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

•	Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an employee stock option plan.

•	Payments of patronage dividends where the amount received is not paid in money.

Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. IF YOU ARE AN EXEMPT PAYEE, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER ON THE FORM, CHECK THE BOX IN PART 4 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYER THE APPROPRIATE IRS FORM W-8.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code and the regulations promulgated thereunder.

Privacy Act Notice. — Section 6109 of the Code requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal non-tax criminal laws and to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold applicable rates of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your correct TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding. — If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of TINs. — If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

Form W-8BEN (Rev. February 2006) Department of the Treasury Internal Revenue Service	SUBSTITUTE FORM W-8BEN
Certificate of Foreign Status of Beneficial Owner
for United States Tax Withholding
- Section references are to the Internal Revenue Code.
- See separate instructions.
- Give this form to the withholding agent or payer. Do not send to the IRS.	OMB No. 1545-1621

Do not use this form for:	Instead, use Form:

• A U.S. citizen or other U.S. person, including a resident alien individual	W-9
• A person claiming that income is effectively connected with the conduct of a trade or business in the United States	W-8ECI
• A foreign partnership, a foreign simple trust, or a foreign grantor trust (see instructions for exceptions)	W-8ECI or W-8IMY
• A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession that received effectively connected income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (see instructions)
W-8ECI or W-8EXP W-8IMY
Note: These entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to claim they are a foreign person exempt from backup withholding.
• A person acting as an intermediary

Note: See instructions for additional exceptions.
 Part I     Identification of Beneficial Owner (See instructions.)

1	Name of individual or organization that is the beneficial owner	2 Country of incorporation or organization

3	Type of beneficial owner:	☐ Individual	☐ Corporation	☐ Disregarded entity	☐ Partnership	☐ Simple Trust

	☐ Grantor trust	☐ Complex trust	☐ Estate	☐ Government	☐ International organization

	☐ Central bank of issue	☐ Tax-exempt organization	☐ Private foundation

4	Permanent resident address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address.

	City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)

5	Mailing address (if different from above)

	City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)

6	U.S. taxpayer identification number, if required (see instructions)	7 Foreign tax identifying number, if any (optional)
☐ SSN or ITIN ☐ EIN

8	Reference number(s) (see instructions)

 Part II     Claim of Tax Treaty Benefits (if applicable)

9	I certify that (check all that apply):

a	☐	The beneficial owner is a resident of within the meaning of the income tax treaty between the United States and that country.

b	☐	If required, the U.S. taxpayer identification number is stated on line 6 (see instructions).

c	☐	The beneficial owner is not an individual, derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits (see instructions).

d	☐	The beneficial owner is not an individual, is claiming treaty benefits for dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation, and meets qualified resident status (see instructions).

e	☐	The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b) or 707(b), and will file Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $500,000.

10	Special rates and conditions (if applicable — see instructions): The beneficial owner is claiming the provisions of Article of the treaty identified on line 9a above to claim a % rate of withholding on (specify type of income): .

Explain the reasons the beneficial owner meets the terms of the treaty article:
 Part III     Notional Principal Contracts

11	☐	I have provided or will provide a statement that identifies those notional principal contracts from which the income is not effectively connected with the conduct of a trade or business in the United States. I agree to update this statement as required.

 Part IV     Certification
Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct and complete. I further certify under penalties of perjury that:

1	I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates,
2	The beneficial owner is not a U.S. person,
3	The income to which this form relates is (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an income tax treaty, or (c) the partner’s share of a partnership’s effectively connected income, and
4 For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.
Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner..

Sign Here -
	Signature of beneficial owner (or individual authorized to sign for beneficial owner)	Date (MM-DD-YYYY)	Capacity in which acting

Instructions for Form W-8BEN (Rev. February 2006) Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding	Department of the Treasury Internal Revenue Service

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

For definitions of terms used throughout these instructions, see Definitions on pages 3 and 4.

Purpose of form.  Foreign persons are subject to U.S. tax at a 30% rate on income they receive from U.S. sources that consists of:

•	Interest (including certain original issue discount (OID));

•	Dividends;

•	Rents;

•	Royalties;

•	Premiums;

•	Annuities;

•	Compensation for, or in expectation of, services performed;

•	Substitute payments in a securities lending transaction; or

•	Other fixed or determinable annual or periodical gains, profits, or income.

This tax is imposed on the gross amount paid and is generally collected by withholding under section 1441 or 1442 on that amount. A payment is considered to have been made whether it is made directly to the beneficial owner or to another person, such as an intermediary, agent, or partnership, for the benefit of the beneficial owner.

In addition, section 1446 requires a partnership conducting a trade or business in the United States to withhold tax on a foreign partner’s distributive share of the partnership’s effectively connected taxable income. Generally, a foreign person that is a partner in a partnership that submits a Form W-8 for purposes of section 1441 or 1442 will satisfy the documentation requirements under section 1446 as well. However, in some cases the documentation requirements of sections 1441 and 1442 do not match the documentation requirements of section 1446. See Regulations sections 1.1446-1 through 1.1446-6. Further, the owner of a disregarded entity, rather than the disregarded entity itself, shall submit the appropriate Form W-8 for purposes of section 1446.

If you receive certain types of income, you must provide Form W-8BEN to:

•	Establish that you are not a U.S. person;

•	Claim that you are the beneficial owner of the income for which Form W-8BEN is being provided or a partner in a partnership subject to section 1446; and

•	If applicable, claim a reduced rate of, or exemption from, withholding as a resident of a foreign country with which the United States has an income tax treaty.

You may also be required to submit Form W-8BEN to claim an exception from domestic information reporting and backup withholding for certain types of income that are not subject to foreign-person withholding. Such income includes:

•	Broker proceeds.

•	Short-term (183 days or less) original issue discount (OID).

•	Bank deposit interest.

•	Foreign source interest, dividends, rents, or royalties.

•	Proceeds from a wager placed by a nonresident alien individual in the games of blackjack, baccarat, craps, roulette, or big-6 wheel.

You may also use Form W-8BEN to certify that income from a notional principal contract is not effectively connected with the conduct of a trade or business in the United States.

A withholding agent or payer of the income may rely on a properly completed Form W-8BEN to treat a payment associated with the Form W-8BEN as a payment to a foreign person who beneficially owns the amounts paid. If applicable, the withholding agent may rely on the Form W-8BEN to apply a reduced rate of withholding at source.

Provide Form W-8BEN to the withholding agent or payer before income is paid or credited to you. Failure to provide a Form W-8BEN when requested may lead to withholding at a 30% rate (foreign-person withholding) or the backup withholding rate.

Additional information.  For additional information and instructions for the withholding agent, see the Instructions for the Requester of Forms W-8BEN, W-8ECI, W-8EXP, and W-8IMY.

Who must file.  You must give Form W-8BEN to the withholding agent or payer if you are a foreign person and you are the beneficial owner of an amount subject to withholding. Submit Form W-8BEN when requested by the withholding agent or payer whether or not you are claiming a reduced rate of, or exemption from, withholding.

Do not use Form W-8BEN if:

•	You are a U.S. citizen (even if you reside outside the United States) or other U.S. person (including a resident alien individual). Instead, use Form W-9, Request for Taxpayer Identification Number and Certification.

•	You are a disregarded entity with a single owner that is a U.S. person and you are not a hybrid entity claiming treaty benefits. Instead, provide Form W-9.

•	You are a nonresident alien individual who claims exemption from withholding on compensation for independent or dependent personal services performed in the United States. Instead, provide Form 8233, Exemption from Withholding on Compensation for Independent (and Certain Dependent) Personal Services of a Nonresident Alien Individual, or Form W-4, Employee’s Withholding Allowance Certificate.

•	You are receiving income that is effectively connected with the conduct of a trade or business in the United States, unless it is allocable to you through a partnership. Instead, provide Form W-8ECI, Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States. If any of the income for which you have provided a Form W-8BEN becomes effectively connected, this is a change in circumstances and Form W-8BEN is no longer valid. You must file Form W-8ECI. See Change in circumstances on this page.

•	You are filing for a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession claiming the applicability of section 115(2), 501(c), 892, 895, or 1443(b). Instead, provide Form W-8EXP, Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding. However, you should use Form W-8BEN if you are claiming treaty benefits or are providing the form only to claim you are a foreign person exempt from backup withholding. You should use Form W-8ECI if you received effectively connected income (for example, income from commercial activities).

•	You are a foreign flow-through entity, other than a hybrid entity, claiming treaty benefits. Instead, provide Form W-8IMY, Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding. However, if you are a partner, beneficiary, or owner of a flow-through entity and you are not yourself a flow-through entity, you may be required to furnish a Form W-8BEN to the flow-through entity.

•	You are a disregarded entity for purposes of section 1446. Instead, the owner of the entity must submit the form.

•	You are a reverse hybrid entity transmitting beneficial owner documentation provided by your interest holders to claim treaty benefits on their behalf. Instead, provide Form W-8IMY.

•	You are a withholding foreign partnership or a withholding foreign trust within the meaning of sections 1441 and 1442 and the accompanying regulations. A withholding foreign partnership or a withholding foreign trust is a foreign partnership or trust that has entered into a withholding agreement with the IRS under which it agrees to assume primary withholding responsibility for each partner’s, beneficiary’s, or owner’s distributive share of income subject to withholding that is paid to the partnership or trust. Instead, provide Form W-8IMY.

•	You are acting as an intermediary (that is, acting not for your own account, but for the account of others as an agent, nominee, or custodian). Instead, provide Form W-8IMY.

•	You are a foreign partnership or foreign grantor trust for purposes of section 1446. Instead, provide Form W-8IMY and accompanying documentation. See Regulations sections 1.1446-1 through 1.1446-6.

Giving Form W-8BEN to the withholding agent.  Do not send Form W-8BEN to the IRS. Instead, give it to the person who is requesting it from you. Generally, this will be the person from whom you receive the payment, who credits your account, or a partnership that allocates income to you. Give Form W-8BEN to the person requesting it before the payment is made to you, credited to your account or allocated. If you do not provide this form, the withholding agent may have to withhold at the 30% rate, backup withholding rate, or the rate applicable under section 1446. If you receive more than one type of income from a single withholding agent for which you claim different benefits, the withholding agent may, at its option, require you to submit a Form W-8BEN for each different type of income. Generally, a separate Form W-8BEN must be given to each withholding agent.

Note.  If you own the income or account jointly with one or more other persons, the income or account will be treated by the withholding agent as owned by a foreign person if Forms W-8BEN are provided by all of the owners. If the withholding agent receives a Form W-9 from any of the joint owners, the payment must be treated as made to a U.S. person.

Change in circumstances.  If a change in circumstances makes any information on the Form W-8BEN you have submitted incorrect, you must notify the withholding agent or payer within 30 days of the change in circumstances and you must file a new Form W-8BEN or other appropriate form.

If you use Form W-8BEN to certify that you are a foreign person, a change of address to an address in the United States is a change in circumstances. Generally, a change of address within the same foreign country or to another foreign country is not a change in circumstances. However, if you use Form W-8BEN to claim treaty benefits, a move to the United States or outside the country where you have been claiming treaty benefits is a change in circumstances. In that case, you must notify the withholding agent or payer within 30 days of the move.

If you become a U.S. citizen or resident alien after you submit Form W-8BEN, you are no longer subject to the 30% withholding rate or the withholding tax on a foreign partner’s share of effectively connected income. You must notify the withholding agent or payer within 30 days of becoming a U.S. citizen or resident alien. You may be required to provide a Form W-9. For more information, see Form W-9 and instructions.

Expiration of Form W-8BEN.  Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. For example, a Form W-8BEN signed on September 30, 2005, remains valid through December 31, 2008. A Form W-8BEN furnished with a U.S. TIN will remain in effect until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the Form W-8BEN. See the instructions for line 6 beginning on page 4 for circumstances under which you must provide a U.S. TIN.

Definitions

Beneficial owner.  For payments other than those for which a reduced rate of withholding is claimed under an income tax treaty, the beneficial owner of income is generally the person who is required under U.S. tax principles to include the income in gross income on a tax return. A person is not a beneficial owner of income, however, to the extent that person is receiving the income as a nominee, agent, or custodian, or to the extent the person is a conduit whose participation in a transaction is disregarded. In the case of amounts paid that do not constitute income, beneficial ownership is determined as if the payment were income.

Foreign partnerships, foreign simple trusts, and foreign grantor trusts are not the beneficial owners of income paid to the partnership or trust. The beneficial owners of income paid to a foreign partnership are generally the partners in the partnership, provided that the partner is not itself a partnership, foreign simple or grantor trust, nominee or other agent. The beneficial owners of income paid to a foreign simple trust (that is, a foreign trust that is described in section 651(a)) are generally the beneficiaries of the trust, if the beneficiary is not a foreign partnership, foreign simple or grantor trust, nominee or other agent. The beneficial owners of a foreign grantor trust (that is, a foreign trust to the extent that all or a portion of the income of the trust is treated as owned by the grantor or another person under sections 671 through 679) are the persons treated as the owners of the trust. The beneficial owners of income paid to a foreign complex trust (that is, a foreign trust that is not a foreign simple trust or foreign grantor trust) is the trust itself.

For purposes of section 1446, the same beneficial owner rules apply, except that under section 1446 a foreign simple trust rather than the beneficiary provides the form to the partnership.

The beneficial owner of income paid to a foreign estate is the estate itself.

Note.  A payment to a U.S. partnership, U.S. trust, or U.S. estate is treated as a payment to a U.S. payee that is not subject to 30% withholding. A U.S. partnership, trust, or estate should provide the withholding agent with a Form W-9. For purposes of section 1446, a U.S. grantor trust or disregarded entity shall not provide the withholding agent a Form W-9 in its own right. Rather, the grantor or other owner shall provide the withholding agent the appropriate form.

Foreign person.  A foreign person includes a nonresident alien individual, a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, and any other person that is not a U.S. person. It also includes a foreign branch or office of a U.S. financial institution or U.S. clearing organization if the foreign branch is a qualified intermediary. Generally, a payment to a U.S. branch of a foreign person is a payment to a foreign person.

Nonresident alien individual.  Any individual who is not a citizen or resident alien of the United States is a nonresident alien individual. An alien individual meeting either the “green card test” or the “substantial presence test” for the calendar year is a resident alien. Any person not meeting either test is a nonresident alien individual. Additionally, an alien individual who is a resident of a foreign country under the residence article of an income tax treaty, or an alien individual who is a bona fide resident of Puerto Rico, Guam, the Commonwealth of the Northern Mariana Islands, the U.S. Virgin Islands, or American Samoa is a nonresident alien individual. See Pub. 519, U.S. Tax Guide for Aliens, for more information on resident and nonresident alien status.

CAUTION: Even though a nonresident alien individual married to a U.S. citizen or resident alien may choose to be treated as a resident alien for certain purposes (for example, filing a joint income tax return), such individual is still treated as a nonresident alien for withholding tax purposes on all income except wages.

Flow-through entity.  A flow-through entity is a foreign partnership (other than a withholding foreign partnership), a foreign simple or foreign grantor trust (other than a withholding foreign trust), or, for payments for which a reduced rate of withholding is claimed under an income tax treaty, any entity to the extent the entity is considered to be fiscally transparent (see below) with respect to the payment by an interest holder’s jurisdiction.

For purposes of section 1446, a foreign partnership or foreign grantor trust must submit Form W-8IMY to establish the partnership or grantor trust as a look through entity. The Form W-8IMY may be accompanied by this form or another version of Form W-8 or Form W-9 to establish the foreign or domestic status of a partner or grantor or other owner. See Regulations section 1.1446-1.

Hybrid entity.  A hybrid entity is any person (other than an individual) that is treated as fiscally transparent (see below) in the United States but is not treated as fiscally transparent by a country with which the United States has an income tax treaty. Hybrid entity status is relevant for claiming treaty benefits. See the instructions for line 9c on page 5.

Reverse hybrid entity.  A reverse hybrid entity is any person (other than an individual) that is not fiscally transparent under U.S. tax law principles but that is fiscally transparent under the laws of a jurisdiction with which the United States has an income tax treaty. See the instructions for line 9c on page 5.

Fiscally transparent entity.  An entity is treated as fiscally transparent with respect to an item of income for which treaty benefits are claimed to the extent that the interest holders in the entity must, on a current basis, take into account separately their shares of an item of income paid to the entity, whether or not distributed, and must determine the character of the items of income as if they were realized directly from the sources from which realized by the entity. For example, partnerships, common trust funds, and simple trusts or grantor trusts are generally considered to be fiscally transparent with respect to items of income received by them.

Disregarded entity.  A business entity that has a single owner and is not a corporation under Regulations section 301.7701-2(b) is disregarded as an entity separate from its owner.

A disregarded entity shall not submit this form to a partnership for purposes of section 1446. Instead, the owner of such entity shall provide appropriate documentation. See Regulations section 1.1446-1.

Amounts subject to withholding.  Generally, an amount subject to withholding is an amount from sources within the United States that is fixed or determinable annual or periodical (FDAP) income. FDAP income is all income included in gross income, including interest (as well as OID), dividends, rents, royalties, and compensation. FDAP income does not include most gains from the sale of property (including market discount and option premiums).

For purposes of section 1446, the amount subject to withholding is the foreign partner’s share of the partnership’s effectively connected taxable income.

Withholding agent.  Any person, U.S. or foreign, that has control, receipt, or custody of an amount subject to withholding or who can disburse or make payments of an amount subject to withholding is a withholding agent. The withholding agent may be an individual, corporation, partnership, trust, association, or any other entity, including (but not limited to) any foreign intermediary, foreign partnership, and U.S. branches of certain foreign banks and insurance companies. Generally, the person who pays (or causes to be paid) the amount subject to withholding to the foreign person (or to its agent) must withhold.

For purposes of section 1446, the withholding agent is the partnership conducting the trade or business in the United States. For a publicly traded partnership, the withholding agent may be the partnership, a nominee holding an interest on behalf of a foreign person, or both. See Regulations sections 1.1446-1 through 1.1446-6.

Specific Instructions

TIP: A hybrid entity should give Form W-8BEN to a withholding agent only for income for which it is claiming a reduced rate of withholding under an income tax treaty. A reverse hybrid entity should give Form W-8BEN to a withholding agent only for income for which no treaty benefit is being claimed.

Part I

Line 1.  Enter your name. If you are a disregarded entity with a single owner who is a foreign person and you are not claiming treaty benefits as a hybrid entity, this form should be completed and signed by your foreign single owner. If the account to which a payment is made or credited is in the name of the disregarded entity, the foreign single owner should inform the withholding agent of this fact. This may be done by including the name and account number of the disregarded entity on line 8 (reference number) of the form.

However, if you are a disregarded entity that is claiming treaty benefits as a hybrid entity, this form should be completed and signed by you.

Line 2.  If you are a corporation, enter the country of incorporation. If you are another type of entity, enter the country under whose laws you are created, organized, or governed. If you are an individual, enter N/A (for “not applicable”).

Line 3.  Check the one box that applies. By checking a box, you are representing that you qualify for this classification. You must check the box that represents your classification (for example, corporation, partnership, trust, estate, etc.) under U.S. tax principles. Do not check the box that describes your status under the law of the treaty country. If you are a partnership or disregarded entity receiving a payment for which treaty benefits are being claimed, you must check the “Partnership” or “Disregarded entity” box. If you are a sole proprietor, check the “Individual” box, not the “Disregarded entity” box.

CAUTION:  Only entities that are tax-exempt under section 501 should check the “Tax-exempt organization” box. Such organizations should use Form W-8BEN only if they are claiming a reduced rate of withholding under an income tax treaty or some code exception other than section 501. Use Form W-8EXP if you are claiming an exemption from withholding under section 501.

Line 4.  Your permanent residence address is the address in the country where you claim to be a resident for purposes of that country’s income tax. If you are giving Form W-8BEN to claim a reduced rate of withholding under an income tax treaty, you must determine your residency in the manner required by the treaty. Do not show the address of a financial institution, a post office box, or an address used solely for mailing purposes. If you are an individual who does not have a tax residence in any country, your permanent residence is where you normally reside. If you are not an individual and you do not have a tax residence in any country, the permanent residence address is where you maintain your principal office.

Line 5.  Enter your mailing address only if it is different from the address you show on line 4.

Line 6.  If you are an individual, you are generally required to enter your social security number (SSN). To apply for an SSN, get Form SS-5 from a Social Security Administration (SSA) office or, if in the United States, you may call the SSA at 1-800-772-1213. Fill in Form SS-5 and return it to the SSA.

If you do not have an SSN and are not eligible to get one, you must get an individual taxpayer identification number (ITIN). To apply for an ITIN, file Form W-7 with the IRS. It usually takes 4-6 weeks to get an ITIN.

CAUTION: An ITIN is for tax use only. It does not entitle you to social security benefits or change your employment or immigration status under U.S. law.

If you are not an individual or you are an individual who is an employer or you are engaged in a U.S. trade or business as a sole proprietor, you must enter an employer identification number (EIN). If you do not have an EIN, you should apply for one on Form SS-4, Application for Employer Identification Number. If you are a disregarded entity claiming treaty benefits as a hybrid entity, enter your EIN.

A partner in a partnership conducting a trade or business in the United States will likely be allocated effectively connected taxable income. The partner is required to file a U.S. federal income tax return and must have a U.S. taxpayer identification number (TIN).

You must provide a U.S. TIN if you are:

•	Claiming an exemption from withholding under section 871(f) for certain annuities received under qualified plans,

•	A foreign grantor trust with 5 or fewer grantors,

•	Claiming benefits under an income tax treaty, or

•	Submitting the form to a partnership that conducts a trade or business in the United States.

However, a U.S. TIN is not required to be shown in order to claim treaty benefits on the following items of income:

•	Dividends and interest from stocks and debt obligations that are actively traded;

•	Dividends from any redeemable security issued by an investment company registered under the Investment Company Act of 1940 (mutual fund);

•	Dividends, interest, or royalties from units of beneficial interest in a unit investment trust that are (or were upon issuance) publicly offered and are registered with the SEC under the Securities Act of 1933; and

•	Income related to loans of any of the above securities.

TIP: You may want to obtain and provide a U.S. TIN on Form W-8BEN even though it is not required. A Form W-8BEN containing a U.S. TIN remains valid for as long as your status and the information relevant to the certifications you make on the form remain unchanged provided at least one payment is reported to you annually on Form 1042-S.

Line 7.  If your country of residence for tax purposes has issued you a tax identifying number, enter it here. For example, if you are a resident of Canada, enter your Social Insurance Number.

Line 8.  This line may be used by the filer of Form W-8BEN or by the withholding agent to whom it is provided to include any referencing information that is useful to the withholding agent in carrying out its obligations. For example, withholding agents who are required to associate the Form W-8BEN with a particular Form W-8IMY may want to use line 8 for a referencing number or code that will make the association clear. A beneficial owner may use line 8 to include the number of the account for which he or she is providing the form. A foreign single owner of a disregarded entity may use line 8 to inform the withholding agent that the account to which a payment is made or credited is in the name of the disregarded entity (see instructions for line 1 on page 4).

Part II

Line 9a.  Enter the country where you claim to be a resident for income tax treaty purposes. For treaty purposes, a person is a resident of a treaty country if the person is a resident of that country under the terms of the treaty.

Line 9b.  If you are claiming benefits under an income tax treaty, you must have a U.S. TIN unless one of the exceptions listed in the line 6 instructions above applies.

Line 9c.  An entity (but not an individual) that is claiming a reduced rate of withholding under an income tax treaty must represent that it:

•	Derives the item of income for which the treaty benefit is claimed, and

•	Meets the limitation on benefits provisions contained in the treaty, if any.

An item of income may be derived by either the entity receiving the item of income or by the interest holders in the entity or, in certain circumstances, both. An item of income paid to an entity is considered to be derived by the entity only if the entity is not fiscally transparent under the laws of the entity’s jurisdiction with respect to the item of income. An item of income paid to an entity shall be considered to be derived by the interest holder in the entity only if:

•	The interest holder is not fiscally transparent in its jurisdiction with respect to the item of income, and

•	The entity is considered to be fiscally transparent under the laws of the interest holder’s jurisdiction with respect to the item of income. An item of income paid directly to a type of entity specifically identified in a treaty as a resident of a treaty jurisdiction is treated as derived by a resident of that treaty jurisdiction.

If an entity is claiming treaty benefits on its own behalf, it should complete Form W-8BEN. If an interest holder in an entity that is considered fiscally transparent in the interest holder’s jurisdiction is claiming a treaty benefit, the interest holder should complete Form W-8BEN on its own behalf and the fiscally transparent entity should associate the interest holder’s Form W-8BEN with a Form W-8IMY completed by the entity.

CAUTION: An income tax treaty may not apply to reduce the amount of any tax on an item of income received by an entity that is treated as a domestic corporation for U.S. tax purposes. Therefore, neither the domestic corporation nor its shareholders are entitled to the benefits of a reduction of U.S. income tax on an item of income received from U.S. sources by the corporation.

To determine whether an entity meets the limitation on benefits provisions of a treaty, you must consult the specific provisions or articles under the treaties. Income tax treaties are available on the IRS website at www.irs.gov.

TIP: If you are an entity that derives the income as a resident of a treaty country, you may check this box if the applicable income tax treaty does not contain a “limitation on benefits” provision.

Line 9d.  If you are a foreign corporation claiming treaty benefits under an income tax treaty that entered into force before January 1, 1987 (and has not been renegotiated) on (a) U.S. source dividends paid to you by another foreign corporation or (b) U.S. source interest paid to you by a U.S. trade or business of another foreign corporation, you must generally be a “qualified resident” of a treaty country. See section 884 for the definition of interest paid by a U.S. trade or business of a foreign corporation (“branch interest”) and other applicable rules.

In general, a foreign corporation is a qualified resident of a country if any of the following apply.

•	It meets a 50% ownership and base erosion test.

•	It is primarily and regularly traded on an established securities market in its country of residence or the United States.

•	It carries on an active trade or business in its country of residence.

•	It gets a ruling from the IRS that it is a qualified resident.

See Regulations section 1.884-5 for the requirements that must be met to satisfy each of these tests.

CAUTION: If you are claiming treaty benefits under an income tax treaty entered into force after December 31, 1986, do not check box 9d. Instead, check box 9c.

Line 9e.  Check this box if you are related to the withholding agent within the meaning of section 267(b) or 707(b) and the aggregate amount subject to withholding received during the calendar year will exceed $500,000. Additionally, you must file Form 8833, Treaty-Based Return Position Disclosure Under Section 6114 or 7701(b).

Line 10

Line 10 must be used only if you are claiming treaty benefits that require that you meet conditions not covered by the representations you make in lines 9a through 9e. However, this line should always be completed by foreign students and researchers claiming treaty benefits. See Scholarship and fellowship grants below for more information.

The following are additional examples of persons who should complete this line.

•	Exempt organizations claiming treaty benefits under the exempt organization articles of the treaties with Canada, Mexico, Germany, and the Netherlands.

•	Foreign corporations that are claiming a preferential rate applicable to dividends based on ownership of a specific percentage of stock.

•	Persons claiming treaty benefits on royalties if the treaty contains different withholding rates for different types of royalties.

This line is generally not applicable to claiming treaty benefits under an interest or dividends (other than dividends subject to a preferential rate based on ownership) article of a treaty.

Nonresident alien who becomes a resident alien.

Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes. The individual must use Form W-9 to claim the tax treaty benefit. See the instructions for Form W-9 for more information. Also see Nonresident alien student or researcher who becomes a resident alien later for an example.

Scholarship and fellowship grants.  A nonresident alien student (including a trainee or business apprentice) or researcher who receives noncompensatory scholarship or fellowship income may use Form W-8BEN to claim benefits under a tax treaty that apply to reduce or eliminate U.S. tax on such income. No Form W-8BEN is required unless a treaty benefit is being claimed. A nonresident alien student or researcher who receives compensatory scholarship or fellowship income must use Form 8233 to claim any benefits of a tax treaty that apply to that income. The student or researcher must use Form W-4 for any part of such income for which he or she is not claiming a tax treaty withholding exemption. Do not use Form W-8BEN for compensatory scholarship or fellowship income. See Compensation for Dependent Personal Services in the Instructions for Form 8233.

TIP: If you are a nonresident alien individual who received noncompensatory scholarship or fellowship income and personal services income (including compensatory scholarship or fellowship income) from the same withholding agent, you may use Form 8233 to claim a tax treaty withholding exemption for part or all of both types of income.

Completing lines 4 and 9a.  Most tax treaties that contain an article exempting scholarship or fellowship grant income from taxation require that the recipient be a resident of the other treaty country at the time of, or immediately prior to, entry into the United States. Thus, a student or researcher may claim the exemption even if he or she no longer has a permanent address in the other treaty country after entry into the United States. If this is the case, you may provide a U.S. address on line 4 and still be eligible for the exemption if all other conditions required by the tax treaty are met. You must also identify on line 9a the tax treaty country of which you were a resident at the time of, or immediately prior to, your entry into the United States.

Completing line 10.  You must complete line 10 if you are a student or researcher claiming an exemption from taxation on your scholarship or fellowship grant income under a tax treaty.

Nonresident alien student or researcher who becomes a resident alien.  You must use Form W-9 to claim an exception to a saving clause. See Nonresident alien who becomes a resident alien on this page for a general explanation of saving clauses and exceptions to them.

Example.  Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would complete Form W-9.

Part III

If you check this box, you must provide the withholding agent with the required statement for income from a notional principal contract that is to be treated as income not effectively connected with the conduct of a trade or business in the United States. You should update this statement as often as necessary. A new Form W-8BEN is not required for each update provided the form otherwise remains valid.

Part IV

Form W-8BEN must be signed and dated by the beneficial owner of the income, or, if the beneficial owner is not an individual, by an authorized representative or officer of the beneficial owner. If Form W-8BEN is completed by an agent acting under a duly authorized power of attorney, the form must be accompanied by the power of attorney in proper form or a copy thereof specifically authorizing the agent to represent the principal in making, executing, and presenting the form. Form 2848, Power of Attorney and Declaration of Representative, may be used for this purpose. The agent, as well as the beneficial owner, may incur liability for the penalties provided for an erroneous, false, or fraudulent form.

Broker transactions or barter exchanges.  Income from transactions with a broker or a barter exchange is subject to reporting rules and backup withholding unless Form W-8BEN or a substitute form is filed to notify the broker or barter exchange that you are an exempt foreign person.

You are an exempt foreign person for a calendar year in which:

•	You are a nonresident alien individual or a foreign corporation, partnership, estate, or trust;

•	You are an individual who has not been, and does not plan to be, present in the United States for a total of 183 days or more during the calendar year; and

•	You are neither engaged, nor plan to be engaged during the year, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

Paperwork Reduction Act Notice.  We ask for the information on this form to carry out the Internal Revenue laws of the United States. You are required to provide the information. We need it to ensure that you are complying with these laws and to allow us to figure and collect the right amount of tax.

You are not required to provide the information requested on a form that is subject to the Paperwork Reduction Act unless the form displays a valid OMB control number. Books or records relating to a form or its instructions must be retained as long as their contents may become material in the administration of any Internal Revenue law. Generally, tax returns and return information are confidential, as required by section 6103.

The time needed to complete and file this form will vary depending on individual circumstances. The estimated average time is: Recordkeeping, 5 hr., 58 min.; Learning about the law or the form, 3 hr., 46 min.; Preparing and sending the form to IRS, 4 hr., 2 min.

If you have comments concerning the accuracy of these time estimates or suggestions for making this form simpler, we would be happy to hear from you. You can email us at *taxforms@irs.gov. Please put “Forms Comment” on the subject line. Or you can write to Internal Revenue Service, Tax Products Coordinating Committee, SE:W:CAR:MP:T:T:SP, 1111 Constitution Ave. NW, IR-6406, Washington, DC 20224. Do not send Form W-8BEN to this office. Instead, give it to your withholding agent.

The letter of transmittal and certificates for shares and any other required documents should be sent or delivered by each tendering stockholder or its broker, dealer, commercial bank, trust company or other nominee to the depositary at one of its addresses set forth on the first page of this letter of transmittal.

Any questions or requests for assistance or for additional copies of the offer to purchase, the letter of transmittal or the notice of guaranteed delivery may be directed to the information agent, Okopi Partners LLC, at the telephone number and address set forth below. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the tender offer. To confirm delivery of your shares, please contact the depositary.

The information agent for the tender offer is:

780 Third Avenue, 30th Floor
New York, NY 10017
Banks and Brokers Call (212) 297-0720
All Others Call Toll Free (877) 285-5990